Calculation of Filing Fee Tables
S-3
U-Haul Holding Co /NV/
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities	1	Debt	Debt Securities	415(a)(6)	13,673,700		$ 13,673,700.00			S-3	333-268891	12/20/2022	$ 2,018.24
			Total Offering Amounts:				$ 13,673,700.00		$ 0.00
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 0.00
Offering Note
[1]	(1) Calculated in accordance with Rule 457(r) of the Securities Act of 1933, as amended (the "Securities Act"), based on the proposed maximum aggregate offering price. This "Calculation of Registration Fee" table shall be deemed to update the "Calculation of Registration Fee" table in the registrant's registration statement on Form S-3 (Registration No. 3333-292045), in accordance with Rules 456(b) and 457(r) under the Securities Act. (2) Pursuant to Rule 415(a)(6) under the Securities Act, the registrant's registration statement on Form S-3 (File No. 333-292045) (the "Current Registration Statement") filed with the Securities and Exchange Commission (the "SEC") on December 10, 2025, includes $13,673,700 aggregate principal amount of unsold fixed rate secured notes (the "Unsold Securities"), that had been previously registered on its registration statement on Form S-3 (file no. 333-268891) (the "Prior Registration Statement") filed with the SEC on December 20, 2022, to be offered and sold by the registrant through its424(b)(5) prospectus supplement, dated April 23, 2024 (the "2024 Prospectus Supplement"). Pursuant to Rule 415(a)(6) the registrant carried forward to the Current Registration Statement the Unsold Securities and filing fees of $2,018.24 previously paid at the time of the filing of the 2024 Prospectus Supplement in connection with the Unsold Securities. Pursuant to Rule 415(a)(6), the offering of the Unsold Securities registered under the Prior Registration Statement was deemed terminated on December 10, 2025, and this prospectus supplement is being filed in connection with the offer and sale of the Unsold Securities pursuant to the Current Registration Statement. (3) The debt securities are for UIC 14N, 15N, 16N, 18N, 20N, 21N, 22N, 23N, 24N, 25N, 26N, 31N, 34N, 35N, 36N, 37N, 38N, 39N, 40N and 41N.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Table 3: Combined Prospectuses	☑Not Applicable
	Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date
N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A